Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Apollo Medical Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share(1)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
	Equity	Preferred Stock, $0.001 par value per share(1)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
	Debt	Debt Securities(1)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
	Other	Depositary Shares(1)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
	Other	Warrants(1)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
	Other	Purchase Contracts(1)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
	Other	Units(1)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
	Other	Subscription Rights(1)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					(2)		(3)
	Total Fees Previously Paid							—
	Total Fee Offsets							$18,180(4)
	Net Fee Due							(3)

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Apollo Medical Holdings, Inc.	S-3	333-231109	April 29, 2019		$18,180(4)	Unallocated (Universal) Shelf	(4)	(4)	$150,000,000
Fee Offset Sources	Apollo Medical Holdings, Inc.	S-3	333-231109		April 29, 2019						$18,180

(1)	There are being registered hereunder an indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The securities registered also include an indeterminate number or amount, as the case may be, of securities as may be issued upon exercise, settlement, exchange or conversion, as the case may be, of or for the securities registered hereunder or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be issuable with respect to the securities being registered hereunder as a result of any stock splits, stock dividends or similar transactions.

(2)	The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities, or that are issued in units.

(3)	In accordance with Rule 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees in respect of securities which are being registered in an indeterminate amount. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

(4)	The registrant previously registered an indeterminate amount of securities having an aggregate offering price of up to $150,000,000, pursuant to a Registration Statement on Form S-3 (File No. 333-231109) filed with the Securities and Exchange Commission on April 29, 2019 (the “Prior Registration Statement”) and declared effective on May 13, 2019. As of the date of this Registration Statement, the registrant has not sold any of these securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $18,180 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder will continue to be applied to the securities included in this Registration Statement, and the offering of securities by the registrant under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.